EXHIBIT 4.5

_______________CONFIDENTIAL TREATMENT REQUESTED______________

CERTAIN PORTIONS INDICATED BY [*****] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

THE OMITTED NON-PUBLIC PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Warrant No. _____	October 24, 2006

WARRANT TO PURCHASE COMMON STOCK
OF
EYETEL IMAGING, INC.

THIS WARRANT AND THE UNDERLYING SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES AND (2) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

EyeTel Imaging, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received and pursuant to the Exclusive License Agreement, dated as of the date hereof, by and between the Company and NeuroMetrix, Inc. (the “License Agreement”), NeuroMetrix, Inc., a Delaware corporation (together with its successors and assigns and any transferee of this Warrant, and its successors and assigns, the “Holder”), is entitled, subject to the terms and conditions set forth in this warrant (this “Warrant”), to purchase from the Company, at any time or times in accordance with the vesting provisions set forth on Schedule I attached hereto, but not after 5:00 P.M., New York City time on October 24, 2016 (the “Expiration Date”), up to 500,000 duly authorized, validly issued, fully paid, nonassessable shares of the Company’s Common Stock, par value $.001 per share (“Common Stock”) (the “Warrant Shares”), which shall be adjusted or readjusted from time to time as provided in this Warrant, at an initial purchase price per share equal to $0.16 (the “Initial Warrant Price”), which shall be adjusted or readjusted from time to time as provided in this Warrant (as adjusted, the “Warrant Price”).

Section 1. Exercise; Exchange of Warrant

1.1. Manner of Exercise; Exchange.

(a) Exercise. The Holder may exercise this Warrant, in whole or in part (except as to a fractional share), at any time and from time to time during normal business hours on any Business Day on or prior to the Expiration Date, by (i) delivering to the Company a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), duly executed by the Holder, specifying the number of Warrant Shares (without giving effect to any adjustment thereto) to be issued to the Holder as a result of such exercise, (ii) surrendering this Warrant to the Company, properly endorsed by the Holder (or if this Warrant has been destroyed, stolen or has otherwise been misplaced, by delivering to the Company an affidavit of loss duly executed by the Holder), and (iii) by tendering payment for the shares of Common Stock designated by the Exercise Notice in lawful money of the United States in the form of cash, bank or certified check made payable to the order of the Company, or by wire transfer of immediately available funds, or by the cancellation of indebtedness of the Company owed to the Holder, or in any combination thereof, of an amount equal to the product of (A) the Initial Warrant Price and (B) the number of Warrant Shares (without giving effect to any adjustment thereof) as to which this Warrant is being exercised.

(b) Net Exchange. The Holder may, in lieu of exercising or converting this Warrant pursuant to the terms of Section 1.1(a), elect to exchange this Warrant, in whole or in part (except as to a fractional share), at any time and from time to time during normal business hours on any Business Day on or prior to the Expiration Date by (i) delivering to the Company a written notice, in the form attached hereto as Exhibit B (the “Exchange Notice”), duly executed by the Holder, specifying the number of Warrant Shares (without giving effect to any adjustment thereto) to be issued to the Holder as a result of such exchange, and (ii) surrendering this Warrant to the Company, properly endorsed by the Holder (or if this Warrant has been destroyed, stolen or has otherwise been misplaced, by delivering to the Company an affidavit of loss duly executed by the Holder), and the Holder shall thereupon been entitled to receive the number of Warrant Shares equal to the product of (A) the number of Warrant Shares issuable upon exercise of this Warrant (or, if only a portion of this Warrant is being exercised, issuable upon the exercise of such portion) for cash, determined as provided in Section 2, and (B) a fraction, the numerator of which is the Fair Market Value per share of Common Stock at the time of such exercise minus the Warrant Price in effect at the time of such exercise, and the denominator of which is the Fail-Market Value per share of Common Stock at the time of such exercise, such number of shares so issuable upon such exchange to be rounded up or down to the nearest whole number of shares of Common Stock.

(c) The “exchange” of this Warrant pursuant to Section 1.1(b) is intended to qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code.

(d) For all purposes of this Warrant (other than this Section 1.1), any reference herein to the “exercise” of this Warrant shall be deemed to include a reference to the exchange of this Warrant into Common Stock in accordance with the terms of Section 1.1(b), and any reference to an “Exercise Notice” shall be deemed to include a reference to an Exchange Notice in accordance with the terms of Section 1.1(b).

1.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall be deemed to have been surrendered to the Company as provided in Section 1.1, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise as provided in Section 1.3 shall be deemed to have become the Holder or Holders of record thereof.

1.3. Delivery of Stock Certificates Upon Exercise. As soon as practicable after exercise of this Warrant in accordance with this Section 1, but in no event later than five (5) Business Days after such exercise, the Company shall at its expense cause to be issued in the name of and delivered to the Holder or, subject to Section 5 of this Warrant, as the Holder may direct: (a) a certificate or certificates for the number of Warrant Shares, determined as provided in Section 2 of this Warrant, to which the Holder shall be entitled upon such exercise and, (b) unless this Warrant has expired or has been exercised in full, a new Warrant (or Warrants) substantially in the form of, and on the terms in, this Warrant, for the number of Warrant Shares remaining following such exercise (without giving effect to any adjustment thereto), and shall be subject to adjustment as provided for in this Warrant as of the date hereof.

Section 2. Adjustments to Warrant Price and Warrant Shares

2.1. General. The number of Warrant Shares that the Holder shall be entitled to receive upon exercise of this Warrant shall be determined by multiplying the number of Warrant Shares which would otherwise (but for the provisions of this Section 2) be issuable upon such exercise, as designated by the Holder in the Exercise Notice, by a fraction, (i) the numerator of which shall be the Initial Warrant Price, and (ii) the denominator of which shall be Warrant Price in effect on the date of such exercise.

2.2. Adjustments.

(a) Subdivision or Combination of Common Stock. If the Company shall at any time after the date hereof subdivide its outstanding shares of Common Stock into a greater number of shares (by any stock split, stock dividend or otherwise), then the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, if the Company shall at any time after the date hereof combine its outstanding shares of Common Stock into a smaller number of shares (by any reverse stock split or otherwise), then the Warrant Price in effect immediately prior to such combination shall be proportionately increased.

(b) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Company shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby the Holder shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the Warrant Shares immediately theretofore receivable upon the exercise of this Warrant in full, as the case may be, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such exercise of this Warrant in full had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

Section 3. Covenants of the Company

The Company covenants and agrees that:

(a) all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable;

(b) during the period within which this Warrant may be exercised, it will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of rights represented by this Warrant;

(c) if any shares of Common Stock reserved or to be reserved to provide for the exercise of this Warrant require registration with or approval of any governmental or self-regulatory authority under any federal or state law or stock exchange rule before such shares may be validly issued, then it shall in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be;

(d) it shall not, by amendment to its certificate of incorporation (whether by way of merger, operation of law, or otherwise) or through any other reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company and shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holders against impairment. Any successor to the Company shall agree in writing, as a condition to such succession, to carry out and observe the obligations of the Company hereunder with respect to the Warrants.

Section 4. Restrictions on Transfer

(a) Each certificate representing shares of Common Stock issued upon exercise of this Warrant and each certificate representing shares of Common Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the form as follows:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OR TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (2) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(b) If at any time any securities other than shares of Common Stock shall be issuable upon the exercise of this Warrant, such securities shall bear a legend similar to the one set forth above. Whenever the legend requirement imposed shall terminate, the Holder shall be entitled to receive within five (5) Business Days from the Company, at the Company’s expense, a new Warrant certificate or certificates and new stock certificates representing Common Stock issued upon exercise of this Warrant, in each case, without such legends.

Section 5. Miscellaneous

5.1. Notice of Adjustments.

(a) In each case of any adjustment or readjustment in the Warrant Price and the Warrant Shares issuable upon exercise of this Warrant, the Company shall promptly thereafter compute such adjustment or readjustment in accordance with the terms of this Warrant and provide written report thereof certified by the Chief Financial Officer of the Company to the Holder stating the number of Warrant Shares and the Warrant Price, after giving effect to such adjustment or readjustment, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(b) The Company shall, within (10) days of receipt of a written request by Holder or Holders who retain the right to receive greater than fifty percent (50%) of the shares of Common Stock issuable upon exercise of this Warrant, cause independent certified public accountants of recognized national standing, which may be the regular auditors of the Company, selected by the Company to verify such computations reported pursuant to Section 5.1(a), other than any computation that pursuant to the provisions of this Warrant are to be determined reasonably and in good faith by the Board of Directors. The Company shall promptly prepare, and remit to Holder, a copy of such independent accountant’s report setting forth such adjustment or readjustment, showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based.

(c) The Company shall also keep copies of all such reports generated pursuant to this Section 5.1 at its principal offices and will cause the same to be available for inspection at such offices during normal business hours by Holder any prospective purchaser of this Warrant designated by Holder.

5.2. Notice of Certain Events. In case at any time:

(a) the Company shall pay any dividend upon, or make any distribution in respect of, its stock of the Company;

(b) the Company shall propose to register any of its equity securities under the Securities Act in connection with a public offering;

(c) there shall be any proposed capital reorganization or reclassification of the capital stock, of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another person; or

(d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give notice to Holder of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (ii) such public offering, reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall be given not less than ten (10) days prior to the record date or the date on which the transfer books of the Company are to be closed in respect thereto in the case of an action specified in clause (i). In the case of an action specified in clause (ii), such notice shall be given at least twenty (20) days prior to the action in question, provided that Holder agrees to maintain the confidentiality of such information to the same extent required by the Company.

and at least twenty (20) days prior to the action in question in the case of an action specified in clause (ii) unless prohibited under the terms of a confidentiality agreement to which the Company is then a party.

5.3. Notice. Any notice that is required or provided to be given under this Warrant shall be deemed to have been sufficiently given and received for all purposes when delivered in writing by hand, telecopy, telex or other method of facsimile, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery, to the following addresses: if to the Company, EyeTel Imaging, Inc., 9130 Guilford Road, Columbia, Maryland 21046, Attention: Keith Frey, Chief Financial Officer, Facsimile: (301) 483-6168, or at any other address designated by the Company to Holder; if to Holder, NeuroMetrix, Inc., 62 Fourth Avenue, Waltham, Massachusetts 02451, Facsimile: (781) 890-1556, or at any other address designated by Holder to the Company in writing.

5.4. No Change in Warrant Terms on Adjustment. Irrespective of any adjustment in the Warrant Price or the number of shares of Common Stock, this Warrant, whether theretofore or thereafter issued or reissued, may continue to express the same price and number of shares of Common Stock as are stated herein and the Warrant Price and such number of Common Stock shares specified herein shall be deemed to have been so adjusted.

5.5. Issuance and Transfer Taxes. The issuance of certificates for shares of Common Stock upon any exercise of this Warrant shall be made without charge to Holder for any issuance tax in respect thereto; provided, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of Holder or upon any transfer of this Warrant.

5.6. Market Stand Off. Holder agrees, if requested by an underwriter in connection with any underwritten public offering of the Company’s securities, not to sell or otherwise transfer or dispose of any securities held by it for such period, not to exceed one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act in connection with such public offering, as such underwriter shall specify reasonably and in good faith; provided that the directors, officers and each of the Holders who hold 1% or more of the outstanding securities of the Company enters into a similar agreement.

5.7. Exchange of Warrant. This Warrant is exchangeable at no cost to the Holder upon the surrender hereof by Holder at such office or agency of the Company, for a new warrant of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares that may be subscribed for and purchased hereunder from time to time after giving effect to all the provisions hereof, each of such new warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder hereof at the time of such surrender.

5.8. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall at no cost to the Holder, on such terms as to indemnity or otherwise as the Company may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

5.9. Governing Law. This Warrant shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the Commonwealth of Massachusetts, without giving effect to conflict of laws principles thereof.

5.10. Section Headings; Construction. The descriptive headings in this Warrant have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The parties have participated jointly in the negotiation and drafting of this Warrant and the other agreements, documents and instruments executed and delivered in connection herewith with counsel sophisticated in investment transactions. In the event an ambiguity or question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Warrant and the agreements, documents and instruments executed and delivered in connection herewith.

5.11. Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Warrant by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). Whenever possible, each provision of this Warrant shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Warrant.

5.12. Integration. This Warrant, including the exhibits referred to herein, constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

5.13. No Rights or Liabilities as Stockholder. Except as expressly set forth herein, nothing contained in this Warrant shall be construed as conferring upon Holder any rights as a stockholder of the Company or as imposing any obligation on Holder to purchase any securities or as imposing any liabilities on Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or creditors of the Company.

5.14. Waivers and Consents; Amendments.

(a) For the purposes of this Warrant and all documents executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof or thereof. No covenant or provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision contemplated herein.

(b) No amendment to this Warrant may be made without the written consent of the Company and Holder or Holders who retain the right to receive greater than fifty percent (50%) of the shares of Common Stock issuable upon exercise of this Warrant.

(c) Any actions required to be taken with respect to consents, approvals or waivers required or contemplated to be given by Holder, shall require the vote of Holder or Holders who retain the right to receive greater than 50% of the shares of Common Stock issuable under this Warrant, and any such action by such majority interest vote shall bind all Holders.

5.15. Certain Definitions. The following terms as used in this Warrant shall have the following meanings:

(a) “Business Day” means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York City, New York are authorized or obligated by law or executive order to be closed. Any reference to “days” (unless Business Days are specified) shall mean calendar days.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Fair Market Value” means either (i) the Market Price, if any, of a share of Common Stock or (ii) if no Market Price exists, the value (which shall not take into effect any minority discounts) of a share of Common Stock as determined by the Board of Directors in good faith. In the event that the parties disagree on the value, then it shall be determined by a nationally recognized investment banking firm or accounting firm designated by Holder and reasonably acceptable to the Company; provided that if the parties cannot agree on such a firm, each party shall choose a nationally recognized investment banking firm, which shall choose a third nationally recognized firm and that third firm shall determine the Fair Market Value, which determination shall be final and binding. The cost relating to retaining any such firm(s) pursuant to this definition shall be equally borne by the Company and the Holder.

(d) “Market Price” of any security means: if such security is listed on a national securities exchange registered under the Exchange Act, a price equal to the average of the closing sales prices for such security on such exchange for each day during the twenty (20) consecutive trading days immediately preceding the date in question.

5.16. Other Definitional Provisions.

(a) Except as otherwise specified herein, all references herein:

(i) to any person other than the Company, shall be deemed to include such person’s successors and assigns;

(ii) to the Company shall be deemed to include the Company’s successors; and

(iii) to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

(b) When used in this Warrant, the words “herein”, “hereof” and “hereunder,” and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words “Section” and “Exhibit” shall refer to Sections of, and Exhibits to, this Warrant unless otherwise specified.

(c) Whenever the context so requires the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized as of the date first written above.

EYETEL IMAGING, INC.

ATTEST:

By: /s/ Keith G. Frey	By:	/s/ John C. Garbarino
Name: Keith G. Frey		Name: John C. Garbarino
Title: Chief Financial Officer		Title: President and Chief Executive Officer

FINAL

Schedule I

This Warrant shall vest based upon the Holder achieving the following milestones during the calendar years set forth in the table below. Any terms used but not defined herein shall have the meanings set forth in the License Agreement.

Year	2007	2008	2009	2010	2011	Total
Units placed (= or >)	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Average usage per installed unit per month	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
# of Shares Vesting	[*****]	[*****]	[*****]	[*****]	[*****]	500,000

For purposes of the table above:

“Units placed” will equal the number of Initial Products for which the Holder has received initial payment with respect to installation during the calendar year(s) set forth in the table above (regardless of whether installation has occurred prior to the end of such calendar year(s)). In the event that an initial payment with respect to installation has been paid for an Initial Product during a calendar year but such Initial Product is removed from the Customer site prior to the end of such calendar year, then such Initial Product shall not be deemed to be a “unit placed” for the purpose of this calculation. In addition, in the event that an initial payment with respect to the installation has been paid for an Initial Product during a calendar year but such Initial Product is removed from the Customer site prior to the end of [*****] after such calendar year, then such Initial Product will be deducted from the units placed in such subsequent year.

“Average usage per installed unit per month” will equal the monthly average number of Scans ordered per installed Initial Product, for all Initial Products installed by September 30 of each calendar year, by Customers in the Territory during the last three months of each of the calendar years set forth in the table above.

Both the units placed and the average usage per installed unit per month requirements must be met for any given calendar year(s) for the number of shares vesting for such calendar year(s) to vest; provided that if Holder does not meet one or both of the requirements for a specific year, but does meet the combined requirements for two (2) or more consecutive years including such year, then all of the shares scheduled to vest for each of the years during such period will vest. All shares will vest as of December 31st of the year in which the vesting requirements are met.

* Confidential Treatment Requested.

SCHEDULE 1
Year	2007	2008	2009	2010	2011	Total
Units placed (= or >)	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Average usage per installed unit per month	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
# of Shares Vesting	[*****]	[*****]	[*****]	[*****]	[*****]	500,000

* Confidential Treatment Requested.

EXHIBIT A
FORM OF EXERCISE NOTICE

[To be executed only upon exercise of Warrant pursuant to Section 1.1(a)]

To EyeTel Imaging, Inc.

The undersigned registered Holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, ______ shares of the Common Stock and herewith makes payment of $____________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to _____________________, whose address is ____________________________.

Dated: ____________________	(Signature must conform in all respects to name of Holder as specified on the face of Warrant)

(Street Address)

(City) (State) (Zip Code)

EXHIBIT B
FORM OF EXCHANGE NOTICE

[To be executed only upon net exchange of the Warrant pursuant to Section 1.1(b)]

To EyeTel Imaging, Inc.

The undersigned registered Holder of the within Warrant hereby irrevocably exchanges such Warrant with respect to ____________ shares of the Common Stock which such Holder would be entitled to receive upon the exercise hereof, and requests that the certificates for such shares be issued in the name of, and delivered to _____________________, whose address is ______________________.

Dated: ____________________	(Signature must conform in all respects to name of Holder as specified on the face of Warrant)

(Street Address)

(City) (State) (Zip Code)

EXHIBIT E
EyeTel Imaging, Inc. - Capitalization as of 10/24/06

Class/Series of Stock	Number of Shares Outstanding	Reserved for Issuance
Common Stock	619,107[1]	2,297,183[2]
Series B Preferred Stock	13,704,875	297,703[3]

1 Excludes 112,443 shares of restricted stock issued to Donald A. Fosanto.
2 Consists of 55,120 and 2,139,474 shares reserved for issuance under the 2002 and 2004 Equity Incentive Plans, respectively, and 102,589 shares reserved for issuance upon exercise of warrants. Also excludes 744,750 shares approved by the board of directors of EyeTel for issuance under the 2004 Equity Incentive Plan still pending shareholder approval.
3  Shares reserved for issuance upon exercise of warrants.